Exhibit 10.2

MUTUAL RELEASE AND TERMINATION AGREEMENT

THIS AGREEMENT made as of the 5th day of April, 2001.

BETWEEN:

CHARTWELL TECHNOLOGIES, INC., having an office at Suite 700, 407 - 2nd Ave., S.W., in the City of Calgary, Alberta

(hereinafter referred to as "Chartwell")

OF THE FIRST PART

AND:

REWARD ENTERPRISES, INC., having an office at Unit 35, 12880 Railway Avenue, in the City of Richmond, British Columbia

(hereinafter referred to as "Reward")

OF THE SECOND PART

WHEREAS:

A. Chartwell and Reward entered into a Software Licence Agreement as of June 15, 1999 (the "Agreement") respecting the licencing of Chartwell's Internet gaming and back-office administration software and Web site development for the development of Reward's proposed on-line gaming site;

B. Chartwell and Reward wish to terminate the Agreement and release one another from any further obligations thereunder.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises, the sum of $1.00 paid by each party to the other, and of the mutual covenants and agreements hereinafter set forth, the parties hereto do covenant and agree with one another as follows:

1. Chartwell and Reward hereby terminate the Agreement and agree that as and from the date hereof the Agreement is void and of no effect.

2. Chartwell hereby, releases and forever discharges Reward and its directors, officers and employees and their respective heirs, executors, administrators, successors and assigns of and from any and all duties and obligations under, pursuant to or associated with the Agreement.

3. Reward hereby, releases and forever discharges Chartwell and its directors, officers and employees and their respective heirs, executors, administrators, successors and assigns of and from any and all duties and obligations under, pursuant to or associated with the Agreement.

4. Chartwell acknowledges that there are not now nor will there be future moneys or liabilities due by Reward under the Agreement or as a result of any oral or written documents or agreements relating to the Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement as of the date and year first above written.

CHARTWELL TECHNOLOGIES, INC.

Per:

Signature
D.H. Parken President

REWARD ENTERPRISES, INC.

Per:

Signature
Brian C. Doutaz President